UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2010

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York 10601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2010, CMS Bancorp Inc. (the “Company”) suspended the accrual of all future benefits under the Company’s non-contributory defined benefit pension plan (the “Pension Plan”). Employees will not earn any new benefits under the Pension Plan after this date. The suspension is expected to reduce the Company’s annual pension expense by approximately $130,000 for the year ended September 30, 2010 compared to what the expense would have been without such suspension of the accrual of benefits. This suspension is expected to reduce the Company’s annual pension expense by approximately $300,000 per year thereafter, compared to what the expense would have been without such suspension of the accrual of benefits. The Company’s executive officers, including the named executive officers, currently participate in the Pension Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

March 2, 2010	/s/ STEPHEN DOWD
(Date)	Stephen Dowd
Senior Vice President and Chief Financial Officer